As filed with the Securities and Exchange Commission on December 28, 2000

                                Registration No.

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          WAVERIDER COMMUNICATIONS INC.
             (Exact name of registrant as specified in its Charter)

            Nevada                                       33-0264030
(State or other jurisdiction of             (I.R.S. Employer Identification
 incorporation or organization)                            Number)

                          255 Consumers Road, Suite 500
                         Toronto, Ontario Canada M2J 1R4
                                 (416) 502-3200

               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

                              T. SCOTT WORTHINGTON
                          255 Consumers Road, Suite 500
                         Toronto, Ontario Canada M2J 1R4
                 (416) 502-3200 / Facsimile No.: (416) 502-2968
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:
                             DAVID A. BROADWIN, ESQ.
                             FOLEY, HOAG & ELIOT LLP
                             One Post Office Square
                        Boston, Massachusetts 02109-2170
                 (617) 832-1000 / Facsimile No.: (617) 832-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                        Proposed             Proposed
                                                                         Maximum              Maximum             Amount of
             Title of each class of                Amount to be       offering price         Aggregate          registration
          securities to be registered               Registered        per share (1)           offering               fee
                                                                                               price
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                      12,525,000(2)          $1.50             $18,787,500            $4,697
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of determining the registration fee. In accordance with Rule 457(c) under the Securities Act of 1933, the above calculation is based on the closing price reported on the Nasdaq National Market system on December 19, 2000.

(2) All shares registered pursuant to this registration statement are to be offered by the selling shareholder. Shares of common stock that may be offered pursuant to this registration statement include (i) 4,075,633 shares issuable upon the exercise of warrants, (ii) an estimated number of shares issuable upon conversion of notes and (iii) an indeterminate number of additional shares of common stock as may from time to time become issuable upon conversion of the notes and exercise of the warrants by reason of stock splits, stock dividends and other similar transactions, which shares are registered hereunder pursuant to Rule 416 under the Securities Act of 1933.


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                          Waverider Communications Inc.


                        12,525,000 Shares of Common Stock

         The selling shareholders are offering to sell up to 12,525,000 shares of our common stock with this prospectus. WaveRider Communications Inc. will not receive any of the proceeds from sales of these shares by the selling shareholder, but we will receive the exercise price payable on warrants for shares of common stock if those warrants are exercised.

         The selling shareholder acquired notes and warrants, which are convertible into and exercisable for the offered shares, directly from us in a private placement that was exempt from the registration requirements of the federal securities laws. We are required to register these shares, and the shares underlying the warrants, under the terms of the Registration Rights Agreement dated as of December 8, 2000, between us and the selling shareholder named in this prospectus.

         WaveRider's common stock is currently quoted on the NASDAQ National Market system, under the symbol "WAVC". On December 19, 2000, the last reported sale price of WaveRider's common stock was $1.50 per share.

         The selling shareholder may offer its shares of common stock from time to time, in the open market, on The Nasdaq National Market, in privately negotiated transactions, in an underwritten offering, or a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling shareholder may engage brokers or dealers who may receive commissions or discounts from the selling shareholder. Any broker-dealer acquiring the common stock from the selling shareholder may sell such securities in normal market making activities, through other brokers on a principal or agency basis, in negotiated transactions, to its customers or through a combination of such methods. See "Plan of Distribution." We will bear all of the expenses and fees incurred in registering the shares offered by this prospectus. The selling shareholder will pay any brokerage commissions and discounts attributable to the sale of the shares.


         The mailing address, the telephone and facsimile numbers and the e-mail address of WaveRider's executive offices is:

                           255 Consumers Road, Suite 500
                           Toronto, Ontario Canada M2J 1R4
                           (416) 502-3200;  Facsimile No.: (416) 502-2968




                  Investing in the common stock involves risks.
                     See "Risk Factors" beginning on page 3.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


The date of this prospectus is December 22, 2000.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Risk Factors                                                                3

Where You Can Find More Information                                         6

Use of Proceeds                                                             7

Dividend Policy                                                             7

Selling Stockholders                                                        8


Plan of Distribution                                                       11

Disclosure of SEC Position on Indemnification
  for Securities Act Liabilities                                           12


Legal Matters                                                              12


Experts                                                                    13





         In purchasing the shares under this prospectus, you should rely only on the information provided to you in this prospectus. WaveRider has not authorized anyone else to provide you with different information. Neither WaveRider nor any of the selling stockholders is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus. In this prospectus, reference to "we", "us" and "our" refer to Waverider Communications Inc.

                                  RISK FACTORS

         Investment in our shares of common stock is risky. In addition to the information contained in this prospectus, including information incorporated by reference, you should consider carefully the following risk factors, before purchasing the shares offered under this prospectus.

We Have A Limited Operating History, Therefore There Is A High Degree Of Uncertainty Whether Our Business Plans Or Our Products Will Be Successful


         Up to the beginning of the year 2000, our company had been mainly focused on the research and development of our products and as a result had limited sales or revenues. There can be no assurance that the products that we offer will meet with market acceptance. In addition, there is no guarantee that even if there proves to be a market for our products, such market will be able to sustain our profitability requirements.


         None of our current products has achieved widespread distribution or customer acceptance. Although, some of our products have passed the development stage, we have not yet established a commercially viable market for them. Although we believe that we have the expertise to commercialize our products and establish a market for them, there is no assurance that we will be successful or that such products will prove to have widespread customer appeal.

We Have A History Of Losses, And Our Future Profitability Is Uncertain

         Due to our limited operating history, we have experienced significant operating losses every year since incorporation and are subject to the uncertainties and risks associated with any new business. Our net losses for the fiscal quarter that ended September 30, 2000 and the year that ended December 31, 1999 were $15,738,357 and $7,447,850 respectively, and for the fiscal quarter that ended September 30, 1999 and the year that ended December 31, 1998 were $1,673,377 and $4,477,518 respectively. We have an accumulated deficit of $41,317,141 as of September 30, 2000.

         There can be no assurance that we will ever generate an overall profit from our products or that we will ever reach profitability on a sustained basis.

Competition In The Data Communication Industry Is Intense And There Is Uncertainty That Given Our New Technology And Limited Resources That We Will Be Able To Succeed.

         Although our products are based on a wireless technology, we compete not only against companies that base their products on wireless technology, but also against companies that base their products on hard-wired technology (wire or fiber optic cable). There can be no assurance that we will be able to compete successfully in the future against existing or new competitors or that our operating results will not be adversely affected by increased price competition. Competition is based on design and quality of the products, product performance, price and service, with the relative importance of such factors varying among products and markets. Competition, in the various markets we serve, comes from companies of various sizes, many of which are larger and have greater financial and other resources than we do and, thus, can better withstand adverse economic or market conditions than we can.

         Our future operating results are subject to a number of risks, including our ability or inability to implement our strategic plan, to attract qualified personnel and to raise sufficient financing as required. Inability of our management to guide growth effectively, including implementing appropriate systems, procedures and controls, could have a material adverse effect on our business, financial condition and operating results.

The Data Communication Industry Is In A State Of Rapid Technological Change And We May Not Be Able To Keep Up

         We may be unable to keep up with technological advances in the data communications industry. As a result, our products may become obsolete or unattractive. The data communications industry is characterized by rapid technological change. In addition to frequent improvements of existing technology, there is frequent introduction of new technologies leading to more complex and powerful products. Keeping up with these changes requires significant management, technological and financial resources. As a small company, we do not have the management, technological and financial resources that larger companies in our industry may have. There can be no assurance that we will be able or successful in enhancing our existing products, or in developing, manufacturing and marketing new products. An inability to do so would adversely effect our business, financial condition and results of operations.

We Have Limited Intellectual Property Protection And There Is Risk That Our Competitors Will Be Able To Appropriate Our Technology

         Our ability to compete depends to a significant extent on our ability to protect our intellectual property and to operate without infringing the intellectual property rights of others. We regard our technology as proprietary. We have no issued patents or pending patent applications, nor do we have any registered copyrights with respect to our intellectual property rights, but we intend to file patent applications. We rely on employee and third party non-disclosure agreements and on the legal principles restricting the unauthorized disclosure and use of trade secrets. Despite our precautions, it might be possible for a third party to copy or otherwise obtain our technology, and use it without authorization. Although we intend to defend our intellectual property, we can not assure you that the steps we have taken or that we may take in the future will be sufficient to prevent misappropriation or unauthorized use of our technology. In addition, there can be no assurance that foreign intellectual property laws will protect our intellectual property rights. There is no assurance that patent application or copyright registration that may be filed will be granted, or that any issued patent or copyrights will not be challenged, invalidated or circumvented. There is no assurance that the rights granted under patents that may be issued or copyrights that may be registered will provide sufficient protection to our intellectual property rights. Moreover, we cannot assure you that our competitors will not independently develop technologies similar, or even superior, to our technology.

Use Of Our Products Is Subordinated To Other Uses And There Is Risk That Our Customers May Have To Limit Or Discontinue The Use Of Our Products.

         License-free operation of our products in certain radio frequency bands is subordinated to certain licensed and unlicensed uses of these bands. This subordination means that our products must not cause harmful interference to other equipment operating in the band, and must accept potential interference from any of such other equipment. If our equipment is unable to operate without any such harmful interference, or is unable to accept interference caused by others, our customers could be required to cease operations in some or all of these bands in the locations affected by the harmful interference. As well, in the event these bands become unacceptably crowded, and no additional frequencies are allocated to unlicensed use, our business could be adversely affected.

         Currently, our products are designed to operate in frequency bands for which licenses are not required in the United States, Canada and other countries that we view as our potential market. Extensive regulation of the data communications industry by U.S. or foreign governments and, in particular, imposing license requirements in the frequency bands of our products could materially and adversely affect us through the effect on our customers and potential customers. Continued license-free operation will depend upon the continuation of existing U.S., Canadian and such other countries' government policies and, while no planned policy changes have been announced or are expected, this cannot be assured.


Adverse Consequences And Possible Dilution Are Associated With Our Obligation To Issue Substantial Shares Of Common Stock Upon Conversion Of The Notes And Exercise Of The Warrants

         We are obligated to issue a substantial number of shares of common stock upon the conversion of the notes and exercise of our outstanding warrants. The price which we may receive for the common stock that are issuable upon conversion or exercise of such convertible notes and warrants may be less than the market price of the common stock at the time of such conversion or exercise. Should a significant number of these securities be exercised or converted, the resulting increase in the amount of the common stock in the public market could have a substantial dilutive effect on our outstanding common stock. The exercise of all of the aforementioned securities may also adversely affect the terms under which we could obtain additional equity capital.


We May Be Subject To Product Liability Claims And, We Lack Product Liability Insurance

         We face an inherent risk of exposure to product liability claims in the event that the products designed and sold by us contain errors, "bugs" or defects. There can be no assurance that we will avoid significant product liability exposure. We do not currently have product liability insurance and there can be no assurance that insurance coverage will be available in the future on commercially reasonable terms, or at all. Further, there can be no assurance that such insurance, if obtained, would be adequate to cover potential product liability claims, or that a loss of insurance coverage or the assertion of a product liability claim or claims would not materially adversely affect our business, financial condition and results of operations.

We Depend Upon Third Party Manufacturers And There Is Risk That, If These Suppliers Become Unavailable For Any Reason, We May For An Unknown Period Of Time Have No Product To Sell

         We depend upon a limited number of third party manufacturers to make our products. If our suppliers are not able to manufacture for us for any reason, we would, for an unknown period of time, have difficulty finding alternate sources of supply. Accordingly, no assurance can be given that manufacturing capacity will continue to be available to us on commercially reasonable terms or otherwise. Inability to obtain manufacturing capacity would have a material adverse effect on our business, financial condition and results of operations.

         Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus  that  is  not  a  statement  of an  historical  fact  constitutes  a
"forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause WaveRider's future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. We have no obligation or intent to update publicly any forward-looking statements whether in response to new information, future events or otherwise. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under "Risk Factors" below or elsewhere in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

                       WHERE YOU CAN FIND MORE INFORMATION


         This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933. This prospectus omits certain information contained in the registration statement and the exhibits to the registration statement. Reference is made to the registration statement and the exhibits to the registration statement for further information with respect to WaveRider and the shares offered under this prospectus. You may read and copy the registration statement at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. WaveRider files certain documents with the SEC electronically and these documents may be inspected and copied at the SEC's Web site at http://www.sec.gov. WaveRider is a reporting company under the Securities Exchange Act of 1934, and consequently, files reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms appears above.

         The SEC allows us to "incorporate by reference" the information we file with it. Incorporation by reference means that we can disclose important information to you by referring you to the information we filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supercede this information.

         We incorporate by reference the documents listed below and any future information we file with the SEC pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934.

(a) WaveRider's current report, filed with the SEC on Form 8-K/A, on December 27, 2000;

(b) WaveRider's current report, filed with the SEC on Form 8-K/A, on December 15, 2000;

(c) WaveRider's current report, filed with the SEC on Form 8-K, on December 14, 2000;


(d) WaveRider's quarterly report, filed with the SEC on Form 10-Q, for the fiscal quarter ended September 30, 2000;

(e) WaveRider's current report, filed with the SEC on Form 8-K, on October 16, 2000;

(f) WaveRider's quarterly report, filed with the SEC on Form 10-Q, for the fiscal quarter ended June 30, 2000;

(g)  WaveRider's  Proxy  Statement,  filed  with the SEC on DEF 14A,  on May 25,
     2000;

(h) WaveRider's quarterly report, filed with the SEC on Form 10-Q, for the fiscal quarter ended March 31, 2000;

(i) WaveRider's annual report, filed with the SEC on Form 10-K, for the fiscal years ended December 31, 1999 and 1998; and

(j) The description of WaveRider's common stock contained in the registration statement on Form 8-A filed with the SEC on March 18, 1995 under section 12 of the Exchange Act, including all amendments and reports subsequently filed for the purpose of updating such description.

         You may request and receive, at no cost, copies of these filings by writing or telephoning us at the following address:

                                T. Scott Worthington
                                Waverider Communications Inc.
                                255 Consumers Road, Suite 500
                                Toronto, Ontario Canada M2J 1R4
                                (416) 502-3200; Facsimile No.:  (416) 502-2968
                                E-mail Address:  info@waverider.com


                                 USE OF PROCEEDS

         WaveRider will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.


         The costs associated with this offering are approximately $20,000.


                                 DIVIDEND POLICY

         To date, WaveRider has not paid dividends on any shares of our common stock and we do not plan to pay any dividends on our common stock in the foreseeable future. The decision to pay dividends on the common stock in the future is up to WaveRider's Board of Directors. Such decision to pay dividends depends upon, among other things, our earnings, our capital requirements and our financial condition. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may also limit our ability to pay dividends on the common stock.

                              SELLING SHAREHOLDERS

         We are registering all 12,525,000 shares covered by this prospectus on behalf of the selling shareholders named in the table below. Except for the 25,000 beneficially shares owned by Avondale, all the shares are issuable upon conversion of the promissory notes and exercise of the warrants that we sold to the selling shareholder in a private placement transaction. We are registering the shares to permit the selling shareholders and their pledgees, donees, transferees or other successors in interest that receive their shares from the selling shareholders as a gift, partnership distribution or another nonsale-related transfer after the date of this prospectus to resell the shares when they deem appropriate.

We have agreed to file with the SEC a registration statement on Form S-3, of which this prospectus forms a part. We have also agreed to prepare and file any amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until such date as is the earlier of
(i) the date on which all of the shares covered by this prospectus have been sold and (ii) the date on which all of the shares covered by this prospectus may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) under the Securities Act of 1933, as amended, or any other rule of similar effect or any successor provision. We have also agreed to bear all expenses, costs and fees in connection with the registration, other than underwriting discounts and commissions and brokerage fees and commissions, up to $50,000.

         The following table sets forth the name of the selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders as of the date of this prospectus, the number of shares of common stock to be sold by the selling shareholders pursuant to this prospectus and the percentage of the outstanding common stock to be held by them after this offering. Pursuant to a registration rights agreement between us and Capital Ventures International ("CVI"), we have agreed to register all of the shares of common stock issuable upon conversion of the outstanding notes and exercise of the outstanding warrants we issued to CVI in September 2000, but not less than 12,500,000 shares of common stock. Accordingly, the 12,525,000 number reflects the aggregate number of shares being offered by CVI pursuant to this prospectus plus the 25,000 shares issuable upon exercise of the warrants issued to Avondale. Because the number of shares issuable upon conversion of the notes will depend upon the price of the common stock in the future, the actual number of shares issued may be more or less than 12,525,000. In addition, the number of shares owned by CVI is based upon a determination of beneficial ownership under
Section 13(d) of the Securities Exchange Act, which results in a number of shares lower than the total number we have agreed to register. Beneficial ownership includes shares of outstanding common stock and shares of common stock that a person has a right to acquire within 60 days after the date of this prospectus. The percentage of common stock outstanding after this offering is based on 62,771,898 shares of common stock issued and outstanding as of December 15, 2000. The selling shareholders are not obligated to sell all or any portion of the shares covered by this prospectus, or to sell any of the shares immediately under this prospectus. Because the selling shareholders may sell all or part of its shares, no estimate can be given as to the number of shares that will be held by the selling shareholders upon termination of any offering made hereby.

                                                     Prior to Offering                      After Offering
                                        --------------------------------------     ---------------------------------
                                        Number of Shares      Number of Shares     Number of Shares       Percentage
                                        Beneficially Owned    Offered Hereby       Beneficially Owned (1)   of Class
                                        --------------------------------------     ---------------------------------

Capital Ventures International (2)          3,296,830           12,500,000                     0              0
Avondale Capital Parners, Inc.                 25,000               25,000                     0              0

1. Assumes the sale of all shares owned by the selling shareholders covered by this prospectus. However, the actual number of shares issuable upon conversion of the notes will increase if the price of the common stock declines and therefore the actual number cannot be determined at this time.

2. Heights Capital Management, Inc., as CVI's authorized agent, has discretionary authority to vote and dispose of the CVI shares and may be deemed to be a beneficial owner of those shares. CVI and Avondale do not have, and within the past three years have not had, any position, office or other material relationship with the Company.

3. Except under limited circumstances, no holder of the notes or the warrants is entitled to convert any portion of the notes into, or exercise any portion of the warrants for, shares of common stock or to dispose of any portion of the notes or warrants to the extent that the right to effect such conversion, exercise or disposition would result in the holder or any of its affiliates beneficially owning more than 4.99% of the outstanding shares of common stock. Therefore, the number of shares set forth herein and which CVI may sell pursuant to this prospectus may exceed the number of shares of common stock it would otherwise beneficially own as determined pursuant to Section 13(d) of the Securities Exchange Act. Moreover,
     pursuant to the regulations of the National Association of Securities Dealers, Inc., in the absence of shareholder approval, the aggregate number of shares of common stock issuable to CVI at a discount from market price upon conversion of the notes and exercise of the warrants that have been or may be issued to them pursuant to the Securities Purchase Agreement may not exceed 19.99% of the outstanding common stock on December 8, 2000 (12,548,102 shares). Unless shareholder approval is obtained to issue common stock to CVI in excess of the maximum amount set forth above, CVI will not be entitled to acquire more than the maximum amount. For a complete description of terms of the notes and the warrants, see the form of note and the forms of warrant included as Exhibit 10.2, 10.4 and 10.5, to our Current Report on Form 8-K dated December 14, 2000, which is incorporated by reference to the registration statement of which this prospectus forms a part.

4. Consists of shares of common stock issuable upon conversion of outstanding convertible notes and upon exercise of the warrants. The actual number of shares of common stock issuable upon conversion of the notes is indeterminate and will equal (i) the aggregate principal amount of the notes being converted, plus accrued interest thereon through the conversion date, divided by (ii) the lower of (a) $2.4375 (subject to adjustment in certain circumstances) and (b) ninety percent (90%) of the lower of the average closing bid prices of the common stock on The Nasdaq National Market (or such other principal U.S. securities exchange or trading market where the common stock is then listed or traded) for the 20 trading days immediately prior to the effective date of the registration statement, of which this prospectus is a part, and the closing bid price on the last trading day immediately prior to the effective date of the registration statement of which this prospectus is a part. The amounts listed in the table assume a conversion price of $1.92 for purposes of beneficial ownership, which is 90% of the average closing bid prices of the common stock on The Nasdaq National Market for the 20 trading days preceding the date of the filing of the registration statement of which this prospectus is a part. Pursuant to Rule 416 of the Securities Act, CVI may also offer and sell common stock issued with respect to the notes and warrants as a result of stock splits, stock dividends and anti-dilution provisions (including by reason of changes in the conversion price of the notes in accordance with the terms thereof).


                  DESCRIPTION OF CONVERTIBLE NOTES AND WARRANTS

         On December 8, 2000, we issued convertible promissory notes in the aggregate principal amount of $5 million to CVI. The promissory notes bear an interest rate of 6%, compounded annually. The principal amount of the notes plus accrued and unpaid interest automatically convert into shares of our common stock upon the effectiveness of the registration statement, of which this prospectus forms a part, covering the resale of the shares issuable upon the conversion of the promissory notes and upon the exercise of the warrants, subject to the limitation that the notes will not convert to the extent that the right to effect such conversion would result in CVI beneficially owning more than 4.99% of our outstanding shares. If the limitation applies, then the rest of the notes will convert one year following the effectiveness of the registration statement of which this prospectus is a part. If the registration statement, of which the prospectus is a part, is not declared effective by the first anniversary of the date of issuance, then the outstanding principal and interest under the notes will become due and payable. The conversion price is initially $2.4375 and, upon the effective date of the registration statement, will be reduced (if lower) to 90% of the lower of the average closing bid price of our common stock during the 20 trading days immediately prior to the effective date of the registration statement, of which this prospectus is a part, and the closing bid price on the last trading day immediately prior to the effective date of the registration statement.

                              SERIES J & K WARRANTS

         In connection with the private placement, we also issued to CVI warrants to purchase up to 2,461,538 and 5,907,592 shares of our common stock at an exercise price of $3.35 per share and $2.539 per share, respectively. The Series J warrants have a term of five years and the Series K warrants have a one year term. Additionally, beginning on June 8, 2001, if the average closing bid price for our common stock for 20 consecutive days is greater than $3.81, we can require CVI to exercise the Series K warrants.

The conversion price of the promissory notes and the exercise price of the warrants are subject to antidilution adjustments. For a complete description of the terms of the notes and the warrants, see the form of note and forms of warrant included as Exhibit 10.2, 10.4 and 10.5 to our Current Report on Form 8-K dated December 14, 2000, which is incorporated by reference to the registration statement of which this prospectus forms a part.

In addition, subject to certain conditions, in connection with the private placement, we also agreed to issue to CVI, on the later of (i) the March 8 and
(ii) the 30th day after the registration statement of which this prospectus forms a part is declared effective by the SEC, additional 6% convertible promissory notes in the aggregate principal amount of $7,000,000 and additional Series L Warrants to purchase shares of our common stock, exercisable for 5 years from the date of issuance. The conversion price of the convertible notes will intially be set at $2.64 and upon the effective date of a future registration statement will be reduced (if lower) to 90% of the lower of the average closing bid price of our common stock during the 20 trading days immediately prior to the effectiveness of the second registration statement and the closing bid price on the last trading day immediately prior to the effective date of the second registration statement. The Series L Warrants will cover a number of shares of our common stock equal to 7,000,000 divided by the average closing bid price of our common stock during the 20 trading days immediately prior to the date of issuance of such warrants at an exercise price equal to 165% of the average closing bid price of our common stock during such 20 trading day period. The conversion price of the promissory notes and the exercise price of the Series L Warrants are subject to antidilution adjustments. For a complete description of the terms of the promissory notes and the Series L Warrants, see the form of note and form of Series L Warrant included as Exhibit 10.3 and 10.6 to our Current Report on Form 8-K dated December 14, 2000, which is incorporated by reference to the registration statement of which this prospectus forms a part.

                                SERIES M WARRANTS

In connection with the private placement, WaveRider has agreed to pay Avondale Capital Partners Inc. ("Avondale") a fee equal to 2% of the total aggregate amount financing received by WaveRider pursuant to the Securities Purchase Agreement, to a maximum fee of $400,000 plus 50,000 Series M warrants, for its involvement as a consultant in connection with the Securities Purchase Agreement. Upon the First Closing, WaveRider has issued to Avondale Series M warrants to purchase 25,000 shares of common stock at an exercise price of $3.05 per share. In addition, upon the Second Closing, WaveRider will issue to Avondale warrants to purchase a further 25,000 shares of common stock at a price equal to 150% of the market price at the time of the second closing. The First Closing warrants will expire on December 8, 2005 and the Second Closing warrants will expire five years from the Second Closing date. For a complete description of the form of Series M Warrant included as Exhibit 4.9 to the registration statement of which this prospectus forms a part


                              PLAN OF DISTRIBUTION


         This prospectus covers 12,525,000 shares of our common stock. All of the shares offered are being sold by the selling stockholders. We will not realize any proceeds from the sale of the shares by the selling stockholders. The selling stockholders purchased their shares in the ordinary course of business and at the time of such purchase had no agreements or understandings, directly or indirectly, with any person to distribute their shares.

The shares may be sold or distributed from time to time by the selling stockholders, or by pledgees, donees or transferees of, or other successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at the market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The shares may be sold in one or more of the following methods:

-- ordinary brokers' transactions, which may include long sales or short sales effected after the effective date of the registration statement of which this prospectus is a part;

-- transactions involving cross or block trades or otherwise on The Nasdaq National Market;

-- purchases by brokers, dealers or underwriters as principal and resale by the purchasers for their own accounts pursuant to this prospectus;

-- "at the market" to or through market makers or into an existing market for the shares;

-- in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

-- through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise); or

-- any combination of the foregoing, or by any other legally available means.

The selling stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by these broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. In addition, from time to time, a selling stockholder may pledge its shares to broker-dealers or other financial institutions. Upon a default by a selling stockholder, the broker-dealer or financial institution may offer and sell the pledged shares from time to time.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of discounts, commissions or concessions from a selling stockholder and/or purchasers of the shares for whom they may act as agent, or to whom they may sell as principal, or both. The selling stockholder and any broker-dealers who act in connection with the sale of shares of our common stock offered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions they receive and proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor the selling stockholders can presently estimate the amount of this compensation. We know of no existing arrangements between a selling stockholder, any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. Moreover, a selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities, including liabilities arising under the Securities Act.

Furthermore, in the event of a "distribution" of shares by a selling stockholder, the selling stockholder, any selling broker or dealer and any "affiliated purchasers" may be subject to Regulation M under the Securities Exchange Act which would generally prohibit these persons from bidding for or purchasing any security that is the subject of the distribution until his or her participation in that distribution is completed. In addition, Regulation M generally prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of common stock in connection with this offering.

We will pay substantially all of the expenses incident to the registration, offering and sale of the shares to the public other than the commissions or discounts of brokers, dealers, underwriters or agents. We have also agreed to indemnify the selling stockholders and related persons against liabilities under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the shares will be sold in certain jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by us and the selling stockholders.

The selling stockholders are not restricted as to the price or prices at which they may sell their shares. Sales of these shares may have an adverse effect on the market price of the common stock. Moreover, the selling stockholders are not restricted as to the number of shares that may be sold at any time and it is possible that a significant number of shares could be sold at the same time which may also have an adverse effect on the market price of the common stock.


                           DISCLOSURE OF SEC POSITION
               ON INDEMNIFICATION FOR SECURITIES ACTS LIABILITIES

         WaveRider's amended and restated Articles of Incorporation and By-Laws provide that WaveRider shall indemnify its directors and officers, to the fullest extent permitted under Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of WaveRider, pursuant to the foregoing provisions, or otherwise, WaveRider has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                                  LEGAL MATTERS

         Foley, Hoag & Eliot LLP, of One Post Office Square, Boston, Massachusetts 02109-2170 will issue an opinion, for WaveRider and the selling stockholders, about the legality and validity of the shares. WaveRider knows of no members of Foley, Hoag & Eliot who are beneficial owners of common stock of WaveRider.

                                     EXPERTS

         The financial statements as at December 31, 1999 and 1998 and for the years then ended incorporated in this registration by reference to the Annual Report on Form 10-K for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of the said firm as experts in auditing and accounting.

         The financial statements as at December 31, 1997 and for the year then ended incorporated in this registration by reference to the Annual Report on Form 10-KSB for the year ended December 31, 1998 have been so incorporated in reliance on the report of Johnson, Holscher & Company, P.C., independent public accountants, given on the authority of said firm as experts in auditing and accounting.


         The financial statements of ADE Network Technology Pty. Ltd. as at June 30, 2000 and for the year then ended incorporated in this registration by reference to the Report on Form 8-K/A, dated December 27, 2000 have been so incorporated in reliance on the report of Lundstrom Dickson Barbanti, independent public accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

        INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following table sets forth the estimated expenses in connection with the sale of the shares being registered hereby:

         SEC registration fee                   $    4,697
         Printing and engraving                 $      500
         Accountants' fees and expenses         $   12,000
         Legal fees                             $    2,500
         Miscellaneous                          $      303
                                                ----------
                    Total                       $   20,000


Item 15. Indemnification of Directors and Officers

         Article VI of WaveRider's By-Laws provides that: "Every Director, officer, employee and agent of the Company, and every person serving at the Company's request as a director, officer (or in a position functionally equivalent to that of officer or director), employee or agent of another corporation, partnership, joint venture, trust or other entity, shall be indemnified to the extent and in the manner provided by the Company's Charter, as it may be amended, and in the absence of any such provision therein, in accordance with Nevada law."

         WaveRider's    Charter    contains   no   provisions    regarding   the
indemnification of directors and officers.

         Section 78.7502 of Nevada General Corporation Law ("Nevada Corporation Law") provides, that:

         1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstance of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Section 78.751 of Nevada Corporation Law provides, that: Any discretionary indemnification under Section 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

         (a)      By the stockholders;

         (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

         (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

         (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         The indemnification and advancement of expenses authorized or ordered by a court pursuant to this section:

         (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

         (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         In  accordance   with  the  provisions  of  Section  78.752  of  Nevada
Corporation Law, WaveRider purchased and maintains insurance coverage on certain liabilities of its directors and officers.

Item 16. Exhibits


The exhibits below marked with an asterisk (*) are included with and filed as part of this report.


Exhibit No.       Description


3.1            Articles  of  Incorporation  of  the  Company,   incorporated  by
               reference to Exhibit 3.1 registration statement on Form S-18, File no. 33-25889-LA.

3.2 Bylawsof the Company, incorporated by reference to Exhibit 3.2 to the annual report on Form 10-KSB for the year ended December 31, 1996.

3.3 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 8th, 1993, incorporated by reference to Exhibit 3.3 to the quarterly report on Form 10-QSB for the period ended September 30th, 1994.

3.4 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 25th, 1993, incorporated by reference to Exhibit 2(d) to the registration statement on Form 8-A, File No. 0-25680.

3.5 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on March 25th, 1995, incorporated by reference to Exhibit 2(e) to registration statement on Form 8-A, File no. 0-25680.

3.6 Certificate of Amendment to the Articles of Incorporation of the Company, designating the Series A Voting Convertible Preferred Stock, filed with the Nevada Secretary of State on March 24th, 1997, incorporated by reference to Exhibit 3.6 on Form 10KSB for the year ended December 31, 1996.

3.7 Certificate of Amendment to the Articles of Incorporation of the Company designating the Series B Voting Convertible Preferred Stock, filed with the Nevada Secretary of State on May 16, 1997 incorporated by reference to Exhibit 3.7 on Form 10KSB for the year ended December 31, 1997.

3.8 Certificate of Amendment to the Memorandum of the Company changing the name to WaveRider Communications Inc., filed with the Nevada Secretary of State on May 27, 1997 incorporated by reference to Exhibit 3.8 on Form 10KSB for the year ended December 31, 1997.

3.9 Certificate of Amendment to the Certificate of Designation of the Series B Voting Convertible Preferred Stock, filed with the Nevada Secretary of State on May 16, 1997 incorporated by reference to Exhibit 99.1 on Form 8-K filed May 5, 1998.

3.10 Certificate of Amendment to the Articles of Incorporation of the Company designating the Series C Voting 8% Convertible Preferred Stock, filed with the Nevada Secretary of State on June 3, 1998 incorporated by reference to Exhibit 4 on Form 8-K filed June 18, 1998.

3.11 Certificate of Amendment to the Articles of Incorporation of the Company filed with the Nevada Secretary of State on July 17, 2000, incorporated by reference to Appendix D on Form DEF 14A filed May 25, 2000.

4.1            Specimen common stock  certificate,  incorporated by reference to
               Exhibit 4.1 to registration statement on Form S-18, File no. 33-25889-LA.

4.2 Warrant Terms dated December 15, 1998, relating to the Class G Common Stock Purchase Warrants, incorporated by reference to
               Exhibit 4.9 on Form 10KSB for the year ended December 31, 1998.

4.3 Warrant Terms dated December 29, 1998, relating to the Common Stock Purchase Warrants, incorporated by reference to Exhibit
               4.10 on Form 10KSB for the year ended December 31, 1998.

4.4 Warrant Terms dated June, 1999, relating to the Class H Common Stock Purchase Warrants, incorporated by reference to Exhibit
               4.11 on a registration statement on Form S-3, File no. 333-82855

4.5 Warrant Terms dated December 1999, relating to Common Stock Purchase Warrants, incorporated by reference to Exhibit 4.13 on a registration statement on Form S-3, File no. 333-92591.

4.6 Warrant Terms dated December 8, 2000, relating to the Class J Common Stock Purchase Warrants, incorporated by reference to
               Exhibit 10.4 on Form 8-K filed December 14, 2000.

4.7 Warrant Terms dated December 8, 2000, relating to the Class K Common Stock Purchase Warrants, incorporated by reference to
               Exhibit 10.5 on Form 8-K filed December 14, 2000.

4.8 Form of Warrant Terms dated December 8, 2000, relating to the Class L Common Stock Purchase Warrants, incorporated by reference to Exhibit 10.6 on Form 8-K filed December 14, 2000.

4.9* Warrant Terms dated December 8, 2000, relating to the Class M Common Stock Purchase Warrants.

5.1            Opinion of Foley, Hoag & Eliot LLP. (TO BE FILED BY AMENDMENT)

23.1*          Consent  of  Johnson,   Holscher  &  Company  P.C.,   independent
               auditors.

23.2*          Consent of PricewaterhouseCoopers LLP, independent auditors

23.3*          Consent of Lundstrom Dickson Barbanti, independent auditors

23.4           Consent of Foley,  Hoag & Eliot LLP (included in last sentence of
               Exhibit 5.1).

24.1           Power of Attorney (contained in the signature page).


Item 17. Undertakings

         WaveRider hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (2) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (3) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (4) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (5) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (6) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (8) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         (9) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bruce Sinclair, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and schedules thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes or any of them, may lawfully do or cause to be done by virtue hereof.

       In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 22, 2000.


                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements of filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 22, 2000.


                                WAVERIDER COMMUNICATIONS INC.


                            By: /s/ D. Bruce Sinclair
                                -----------------------------
                                Bruce Sinclair, President and Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 22, 2000.


         Signature                          Title                     Date


         /s/ Bruce Sinclair         President,                 December 22, 2000
         ----------------------     Chief Executive Officer
         D. Bruce Sinclair          (Principal Executive
                                    Officer) and Director


         /s/ Cameron Mingay         Secretary/Director         December 22, 2000
         ----------------------
         Cameron A. Mingay

         /s/ Gerry Chastelet        Director                   December 22, 2000
         ----------------------
         Gerry Chastelet


         /s/ John Curry             Director                   December 22, 2000
         ----------------------
         John Curry


         /s/ Guthrie Stewart        Director                   December 22, 2000
         ----------------------
         Guthrie Stewart


         /s/ Dennis Wing            Director                   December 22, 2000
         ----------------------
         Dennis Wing



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